                                                                  Exhibit (a)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------- ---------------------------------------

                              Give the
For this type of account:     SOCIAL SECURITY
                              Number of--
-----------------------------------------------
1. An individual's account    The individual
2. Two or more individuals    The actual owner
 (joint account)              of the account
                              or, if combined
                              funds, any one of
                              the
                              individuals(1)
3. Husband and wife (joint    The actual owner
 account)                     of the account
                              or, if joint
                              funds, either
                              person(1)
4. Custodian account of a     The minor(2)
 minor (Uniform Gift to
 Minors Act)
5. Adult and minor (joint     The adult or, if
 account)                     the minor is the
                              only contributor,
                              the minor(1)
6. Account in the name of     The ward, minor,
 guardian or committee for a  or incompetent
 designated ward, minor, or   person(3)
 incompetent person
7. a. A revocable savings     The grantor--
   trust account (in which    trustee(1)
   grantor is also trustee)
b. Any "trust" account that   The actual
   is not a legal or valid    owner(1)
   trust under State Law

                             Give the EMPLOYER
For this type of account:    IDENTIFICATION
                             Number of--
                                        -------
 8. Sole proprietorship      The owner(4)
  account
 9. A valid trust, estate,   The legal entity
  or pension                 (Do not furnish
                             the identifying
                             number of the
                             personal
                             representative or
                             trustee unless
                             the legal entity
                             itself is not
                             designated in the
                             account title.)(5)
10. Corporate account        The corporation
11. Religious, charitable,   The organization
  or educational
  organization account
12. Partnership account      The partnership
  held in the name of the
  business
13 Association, club, or     The organization
  other tax-exempt
  organization
14. A broker or registered   The broker or
  nominee                    nominee
15. Account with the         The public entity
  Department of Agriculture
  in the name of a public
  entity (such as a State
  or local government,
  school district, or
  prison) that receives
  agricultural program
  payments

---------------------------------------
                                        ---------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2
Obtaining a Number
If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Num-ber (for businesses and all other entities), or Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. Tax returns), at an office of the Social Security Administration or the Inter-nal Revenue Service.
To complete the Substitute Form W-9, if you do not have a taxpayer identifica-tion number, write "Applied For" in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester. Gener-ally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your tax-payer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:
  . A corporation.
  . A financial institution.
  . An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).
  . The United States or any agency or instrumentality thereof.
  . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  . A foreign government, or a political subdivision, agency or instrumentality thereof.
  . An international organization or any agency or instrumentality thereof. . A registered dealer in securities or commodities registered in the U.S.
    or a possession of the U.S.
  . A real estate investment trust.
  . A common trust fund operated by a bank under section 584(a).
  . An exempt charitable remainder trust, or a nonexempt trust described in section 4947(a)(1).
  . An entity registered at all times under the Investment Company Act of
    1940.
  . A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  . Payments to nonresident aliens subject to withholding under section 1441. . Payments to partnerships not engaged in a trade or business in the U.S.
    and which have at least one nonresident partner.
  . Payments of patronage dividends where the amount received is not paid in money.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:
  . Payments of interest on obligations issued by individuals.

Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  . Payments described in section 6049(b)(5) to non-resident aliens.
  . Payments on tax-free covenant bonds under section 1451.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.

Exempt payees described above should file a Substitute Form W-9 to avoid pos-sible erroneous backup withholding.

FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup with-holding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notice.--Section 6109 requires most recipients of dividend, inter-est, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identifica-tion purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not fur-nish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are sub-ject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Failure to Report Certain Dividend and Interest Payments.--if you fail to include any portion of an includible payment for interest, dividends, or pat-ronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evi-dence to the contrary.
(3) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(4) Criminal Penalty for Falsifying Information.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or im-prisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE